Exhibit 10.2.1

FIRST AMENDMENT TO ESCROW AGREEMENT

This FIRST AMENDMENT TO ESCROW AGREEMENT dated as of February 5th, 2019 (this “Amendment”), is entered into by and among Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “Company”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company and the Escrow Agent are parties to that certain Escrow Agreement, dated as of May 9, 2018, (the “Agreement”); and

WHEREAS, the Company and the Escrow Agent desire to amend certain provisions of the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree, as follows:

1. Defined Terms.

a.	The term “Expiration Date” as defined in Section 2(e) of the Agreement is hereby amended to mean February 15, 2020.

2. Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

3. Counterparts. This Amendment may be executed in several counterparts, and by electronic transmission, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment, effective as of the date first written above.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Chief Securities Counsel and Secretary

By:	/s/ Brian Grefsrud
Name: Brian Grefsrud
Title: Chief Financial Officer and Treasurer

UMB BANK, N.A., as Escrow Agent

By:	/s/ Timothy Cook
Name: Timothy Cook
Title: Senior Vice President